Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-85602) of aaiPharma Inc., and

(2)	Registration Statements (Form S-8 Nos. 333-89020, 333-78453, 333-50877, 333-74515, 333-67114, and 333-50841) pertaining to the various stock option and employee benefit plans of aaiPharma Inc.;

of our report dated April 26, 2005, with respect to the consolidated financial statements and schedule of aaiPharma Inc. included herein (which contains an explanatory paragraph that describes conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) and our report dated April 26, 2005, with respect to aaiPharma Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of aaiPharma Inc. included herein.

/s/ Ernst & Young LLP

Raleigh, North Carolina

April 27, 2005

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